UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 28, 2006

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2006, the corporation’s Compensation Committee approved the 2007 CEO Bonus Plan. Under the plan, the corporation’s CEO is eligible to earn a bonus in 2007 equal to the sum of (a) 1% of total revenue from the corporation’s Insignia POPS line in 2007 between $19 million and $24 million, for a maximum bonus of $50,000, plus (b) 3.75% of the corporation’s gross margin for Insignia POPS sales in 2007, which exceed $24 million. The 2007 CEO Bonus Plan is similar in design to the CEO bonus plan for 2006 with modifications to revenue targets.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Insignia Systems, Inc. 2007 CEO Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)
Date: January 4, 2007	By	/s/ Justin W. Shireman
Justin W. Shireman, Chief Financial Officer